EXHIBIT       DESCRIPTION

EX-99.B1 Amended and Restated Articles of Incorporation dated June 15, 1995 are incorporated herein by reference to Exhibit 1 of Post-Effective Amendment No. 64 filed on May 29, 1996 (Accession # 0000017271-96-000005).

EX-99.B2 Amended and Restated Bylaws dated May 31, 1995 are incorporated herein by reference to Exhibit 2 of Post-Effective Amendment No. 64 filed on May 29, 1996 (Accession # 0000017271-96-000005).

EX-99.B4 Specimen copy of American Century Capital Preservation Fund, Inc. share certificate is incorporated herein by reference to Exhibit 4 to Post-Effective Amendment No. 34.

EX-99.B5 Investment Advisory Agreement between American Century Capital Preservation Fund, Inc. and Benham Management Corporation, dated June 1, 1995, is incorporated herein by reference to Exhibit 5 of Post-Effective Amendment No. 64 filed on May 29, 1996 (Accession # 0000017271-96-000005).

EX-99.B6 Distribution Agreement between American Century Capital Preservation Fund, Inc. and American Century Investment Services, Inc. dated as of September 3, 1996, is incorporated herein by reference to Exhibit 6 of Post-Effective Amendment No. 30 to the Registration Statement of the American Century Government Income Trust filed on November 25, 1996 (Accession # 773674-96-000009).

EX-99.B8 Custodian Agreement between American Century Capital Preservation Fund, Inc. and The Chase Manhattan Bank, dated August 9, 1996, is incorporated herein by reference to Exhibit 8 of Post-Effective Amendment No. 31 to the Registration Statement of American Century Government Income Trust filed on February 7, 1997 (Accession # 773674-97-000002).

EX-99.B9 Administrative Services and Transfer Agency Agreement between American Century Capital Preservation Fund, Inc. and American Century Services Corporation dated as of September 3, 1996, is incorporated herein by reference to Exhibit 9 of Post-Effective Amendment No. 29 to the Registration Statement of the American Century Government Income Trust filed on August 30, 1996 (Accession # 773674-96-000007).

EX-99.B10     Opinion  and  consent  of  counsel  as  to  the  legality  of  the securities being registered, dated May 30, 1997 is incorporated herein by reference to Rule 24f-2 Notice filed on May 30, 1997
              (Accession # 0000017271-97-000004).

EX-99.B11     Consent of KPMG Peat Marwick,  independent  auditors,  is included herein.

EX-99.B14     a) American Century Individual  Retirement Account Plan, including all  instructions  and other  relevant  documents,  dated February
              1992, is incorporated herein by reference to Exhibit 14(a) to Post-Effective Amendment No. 59 filed on September 25, 1992.

              b) American Century Pension/Profit Sharing Plan, including all instructions and other relevant documents, dated February 1992, is incorporated herein by reference to Exhibit 14(b) to Post-Effective Amendment No. 59 filed on September 25, 1992.

EX-99.B16     Schedule for computation of each performance quotation provided in response to Item 22 is included herein.

EX-99.B17     Power of Attorney dated February 28, 1997 is included herein.

EX-27.4.1     Financial Data Schedule